Exhibit 10.4

FIRST AMENDMENT TO

REVOLVING LINE OF CREDIT AGREEMENT

This First Amendment (this “Amendment”) is made as of to that certain Revolving Line of Credit Agreement dated March 16, 2007 (the “Loan Agreement”) by and among SOVEREIGN BANK (the “Bank”) and MEDICAL SOLUTIONS MANAGEMENT, INC., a Nevada corporation having its principal place of business at 237 Cedar Hill Street, Marlborough, Massachusetts 01752 (the “Borrower”). Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement.

RECITALS

The Borrower has requested that the Bank agree to amend the Loan Agreement to increase the maximum amount of the Credit to S3,000,000.00. The Bank is willing to so increase the maximum amount of the Credit provided that the Borrower causes the Letter of Credit to be increased commensurately, and on the additional terms and conditions set forth in this Amendment.

AGREEMENT

In consideration of the foregoing, of the undertakings of the Borrower and the Bank herein, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Upon delivery to the Bank of an executed and effective Amendment No. 1 to Letter of Credit in the form of Exhibit A hereto, Section 1.1 of the Loan Agreement shall be amended to read as follows:

“1.1 Revolving Credit Facility. Subject to the terms and conditions set forth herein, and in reliance upon the representations, warranties and covenants of the Borrower contained herein, the Bank hereby establishes a revolving credit facility in favor of the Borrower in the aggregate principal amount of $3,000,000.00 (the “Credit” or “Revolving Credit Loan”). Each borrowing of money pursuant to the Credit (a “Loan” or “Loans”) shall be made at such times during the Commitment Period (as hereinafter defined) as the Borrower may request by written or telephonic notice (immediately confirmed in writing) given to the Bank, specifying the proposed date and the amount of the Loan. Provided there is no continuing Default or Event of Default, the Bank shall make such Loans to the Borrower by crediting the Borrower’s account with the Bank. The Borrower may, at its option, borrow, pay, prepay and re-borrow hereunder all or any portion of the Loans in accordance with the provisions hereof.

The Borrower’s right to request Loans under the Credit shall terminate one hundred twenty (120) days prior to the expiry of the Letter of Credit referenced in Section 1.8 (the “Commitment Period” or “Maturity Date”). The Loans shall otherwise be payable in according with the provisions of the Note.”

2. Upon delivery to the Bank of an executed and effective Amendment No. 1 to Letter of Credit in the form of Exhibit A hereto, Section 1.8 of the Loan Agreement is hereby amended to read as follows:

“1.8 Collateral Security. The Obligations of the Borrower are supported by an irrevocable Standby Letter of Credit issued in favor of the Bank in the maximum drawing amount of $3,060,000.00 (the “Letter of Credit”) issued by Custodial Trust Company, an affiliate of The Bear Stearns Companies. Such Letter of Credit is number 00034, and a true copy of the Letter of Credit and Amendment No. 1 thereto is annexed to this Agreement as Exhibit A. The Letter of Credit shall have an expiry of not sooner than March 15, 2008.”

3. The Borrower confirms that the outstanding principal balance under the line of credit is $1,500,000 as of May 17, 2007.

4. The Borrower represents and warrants to the Bank that all of the representations and warranties made by the Borrower in the Loan Agreement and other Loan Documents are and continue to be true and correct on the date hereof, except for any representation or warranty which expressly refers to an earlier date, and that it is in compliance with the covenants and agreements contained in the Loan Agreement.

5. The Borrower further represents and warrants that this Amendment is a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be affected by bankruptcy and other similar laws of general application affecting the rights and remedies of creditors.

6. Except as otherwise expressly provided in this Amendment, nothing in this Amendment shall extend to or affect in any way any of the Obligations or any of the rights and remedies of the Bank arising under the Loan Agreement and other Loan Documents, and the Bank shall not be deemed to have waived any or all of such rights and remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, would become an Event of a Default and which, upon the Borrower’s execution and delivery of this Amendment, might otherwise exist or which might hereafter occur.

7. By execution of this Amendment, the Borrower acknowledges and confirms that it does not, as of the date of this Amendment, have any offsets, defenses or claims against the Bank, or any of its officers, agents, directors or employees whether asserted or unasserted to payment and performance when due of the Obligations.

8. The Borrower acknowledges and agrees that it shall immediately pay to the Bank for reimbursement the full amount of all reasonable out-of-pocket costs and expenses of the Bank incurred by the Bank in preparation and documentation of this Amendment and all documents ancillary hereto or incurred by the Bank after the date of this Amendment in connection with administration of the Obligations or enforcement of any rights of the Bank under the Loan Agreement and other Loan Documents or otherwise in respect of any of the Obligations.

9. If any clause or provision of this Amendment is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Amendment will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof in enforceable provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

10. This Amendment is delivered to the Bank in the Commonwealth of Massachusetts and it is the desire and intention of the parties that this Amendment and the Loan Documents be in all respects interpreted according to the laws of the Commonwealth of Massachusetts. The Borrower specifically and irrevocably consents to the personal and subject matter, jurisdiction and venue of the federal and state courts of the Commonwealth of Massachusetts with respect to all matters concerning this Amendment or the Loan Documents or the enforcement of any of the foregoing.

Executed and delivered May 18, 2007.

WITNESS	BORROWER MEDICAL SOLUTIONS MANAGEMENT, INC.

/s/ Kenneth Fischer	By:	/s/ Brian Lesperance

BANK SOVEREIGN BANK

By:	/s/ Victor Levesque

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